EXHIBIT 99.1
Grant Park Fund Weekly Commentary
For the Week Ended December 2, 2011

Current Month				Rolling Performance*				Rolling Risk Metrics* (Jan 2007 – Dec 2011)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-1.9%	-0.5%	-13.3%	-13.3%	-6.3%	2.1%	4.1%	2.1%	12.5%	-17.8%	0.2	0.3
B**	-1.9%	-0.6%	-13.9%	-13.9%	-6.9%	1.4%	N/A	1.4%	12.5%	-19.4%	0.2	0.2
Legacy 1***	-1.8%	-0.5%	-11.6%	-11.6%	N/A	N/A	N/A	-3.5%	11.1%	-14.6%	-0.3	-0.4
Legacy 2***	-1.8%	-0.5%	-12.0%	-12.0%	N/A	N/A	N/A	-3.9%	11.1%	-14.9%	-0.3	-0.5
Global 1***	-1.7%	-0.5%	-11.6%	-11.6%	N/A	N/A	N/A	-4.9%	10.4%	-14.5%	-0.4	-0.6
Global 2***	-1.7%	-0.5%	-11.9%	-11.9%	N/A	N/A	N/A	-5.3%	10.3%	-15.2%	-0.5	-0.6
Global 3***	-1.7%	-0.5%	-13.4%	-13.4%	N/A	N/A	N/A	-7.0%	10.3%	-19.1%	-0.6	-0.8

S&P 500 Total Return Index****	7.5%	-0.2%	0.9%	0.9%	13.6%	-0.5%	2.8%	-0.5%	18.9%	-50.9%	0.1	0.0
Barclays Capital U.S. Long Gov Index****	-1.6%	0.4%	25.9%	25.9%	6.6%	10.2%	8.7%	10.2%	12.6%	-12.3%	0.8	1.5
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	46%					43%
Energy	15%	Short	Natural Gas	5.4%	Short	15%	Short	Natural Gas	5.3%	Short
			Crude Oil	3.4%	Long			Crude Oil	2.9%	Long
Grains/Foods	16%	Short	Cotton	2.2%	Short	14%	Short	Cotton	1.9%	Short
			Wheat	1.9%	Short			Wheat	1.8%	Short
Metals	15%	Short	Aluminum	3.6%	Short	14%	Short	Copper	3.6%	Short
			Copper	3.3%	Short			Aluminum	3.3%	Short
FINANCIALS	54%					57%
Currencies	24%	Long $	Euro	3.7%	Short	24%	Long $	Euro	4.1%	Short
			Japanese Yen	2.3%	Long			Japanese Yen	2.4%	Long
Equities	13%	Long	S&P 500	2.1%	Long	17%	Long	Eurostoxx Index	3.1%	Long
			Eurostoxx Index	1.7%	Long			S&P 500	2.2%	Long
Fixed Income	17%	Long	Schatz	2.6%	Long	16%	Long	Schatz	2.8%	Long
			Euribor	2.4%	Long			Euribor	2.5%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets rallied as investors feared rising tensions between Iran and Western nations could impact Middle East oil supplies.   Last week’s optimistic employment report added to gains in crude oil.  Natural gas prices moved in excess of 1% following an unexpected decline in U.S. inventories.

Grains/Foods
U.S. grains markets rose due to speculation that positive results from a recent Italian bond auction would foster increased demand for commodities.  Reports the Chinese government was easing lending policies for banks added to increased buying in the grains markets.  In the livestock markets, lean hogs prices declined to 3-week lows due to weak pork demand and liquidations from traders trying to lock-in profits from recent uptrends.

Metals
Gold prices climbed because of weakness in the U.S. dollar and increased buying by investors ahead of last week’s unemployment report.   Base metals markets exhibited strong moves higher due to bullish economic data, including a positive monthly unemployment report and strong domestic industrial production data.  News that major Central Banks across the globe would coordinate efforts to speed up economic recovery added to gains in the metals markets.

Currencies
The announcement of a coordinated Central Bank activity increased risk appetite and caused a sharp selloff in the U.S. dollar and a rally in higher-yielding currencies, including the Australian and New Zealand dollars.  The euro posted gains against counterparts following better-than-expected results from Italy’s recent Bond auction.  China’s decision to reduce reserve requirements for lenders also played a role in augmenting investor risk appetite.

Equities
U.S. equity markets posted strong gains as positive economic indicators and plans for ongoing government intervention across the globe supported recovery hopes.  Better-than-expected Eurozone sovereign debt auctions slightly eased European debt concerns, further supporting equity prices.

Fixed Income
U.S. Treasury markets sold off sharply due to increased consumer confidence and the subsequent rally in the equity markets.  Increased demand for sovereign debt led to liquidations in the German bund markets, driving prices lower.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.